Equity Bancshares, Inc. Exhibit 99.1

PRESS RELEASE

Equity Bancshares, Inc. Second Quarter Results Highlighted by Strong Earnings Momentum and Margin Expansion

EPS of $1.27 and Core EPS of $1.41 Reflects Franchise Earning Power

WICHITA, Kansas, July 14, 2026 (BUSINESSWIRE) – Equity Bancshares, Inc. (NYSE: EQBK), (“Equity”, “the Company,” “we,” “us,” “our”), the Wichita-based holding company of Equity Bank, reported net income of $26.4 million or $1.27 per diluted share for the quarter ended June 30, 2026. Core earnings per diluted share for the quarter was $1.41.

“This quarter demonstrates what we wanted to accomplish when we entered into and then closed the Frontier transaction on January 1. It has driven growth in both earnings and efficiency. Our ROATCE was 16.6% and our efficiency ratio was 53.4% both improving meaningfully. We have built the franchise to compete and continuously drive improving performance," said Brad S. Elliott, Chairman and CEO of Equity Bancshares.”

“The core conversion is complete, the integration work is largely behind us, and our team is focused on what we do best: growing relationships, serving customers, and producing results. The second half of 2026 is about execution and organic growth, and Rick Sems has done a great job working with the entire team, both old and new, to position them to have the ability to grow organically," Mr. Elliott continued.

Notable Items:

•
Net interest income was $73.8 million, up modestly quarter over quarter and 48.3% year over year. Margin expanded in the period from 4.33% to 4.36%. Loan purchase accounting accretion was $2.9 million in the quarter.
•
Efficiency ratio for the period improved to 53.4% from 56.7% in the previous period. As compared to the same period in 2025, the ratio improved 10.2 percentage points, or 16.1%. Non-interest expense, adjusted for merger expenses and intangible amortization, as a percentage of average assets improved 14 basis points quarter over quarter and 54 basis points year over year.
•
Return on average equity for the quarter was 12.9%, up from 8.2% in the previous quarter. Adjusting for merger costs and amortization of intangible assets in both periods, return on tangible common equity ("ROATCE") improved to 16.6% from 16.1% in the previous quarter. As compared to the same period in the prior year, return on tangible common equity improved 4.9%, from 11.7%. Core ROATCE was 17.2% for the quarter.
•
Book value per share increased to $40.22 from $39.37 and tangible book value per share increased to $33.45 from $32.58. Tangible common equity to tangible common assets closed the quarter at 9.1%.
•
During the quarter, the Company realized net charge-offs of $1.7 million. The allowance for credit losses (“ACL”) closed the quarter at 1.19% of outstanding balances, while ACL plus purchase discounts on loans closed the quarter at 1.73%.
•
The Company announced an $0.18 dividend on outstanding common shares as of June 30, 2026. During the quarter, the Company repurchased 211,369 shares at a weighted average cost of $45.02 per share. Year to date the Company has repurchased 711,369 shares at a weighted average cost of $44.84. Under the currently active repurchase plan, 116,293 additional shares are authorized for purchase.

Equity Bancshares, Inc.

PRESS RELEASE

Financial Results for the Quarter Ended June 30, 2026

Net income was $26.4 million, or $1.27 per diluted share, as compared to $17.0 million, or $0.80 per diluted share in the prior quarter. Core net income was $29.4 million or $1.41 per diluted share, demonstrating the underlying earnings power of the franchise.

The drivers of the current period results are discussed in detail in the following sections.

Net Interest Income

Net interest income was $73.9 million for the period, as compared to $73.7 million in the previous quarter. Net interest margin was 4.36%, up 3 basis points from 4.33% in the prior quarter. The expansion was driven by a favorable shift in earning asset composition toward higher-yielding categories and increased discount accretion on bonds called during the quarter. Average interest-earning assets were $6.8 billion. The yield on interest-earning assets increased 1 basis point while cost of interest-bearing liabilities decreased by 5 basis points. Looking ahead, management anticipates a modestly lower margin of 4.25% to 4.35% for the remainder of 2026 as earning assets expand.

Provision for Credit Losses

During the quarter, the Company recognized a provision for loan losses of $1.3 million, decreasing significantly from the prior quarter which was elevated due to integration of Frontier balances into the reserve framework. Net charge-offs were $1.7 million, or an annualized 12 basis points of average loans. At quarter end, ACL to gross loans held for investment was 1.19% and ACL plus purchase discounts was 1.73%. The Company continues to estimate the allowance with assumptions reflecting slower prepayment rates and continued disruption from trade policy, elevated inflation, and monetary policy pressures.

Non-Interest Income

Total non-interest income was $8.1 million, down $1.4 million from the prior quarter. Results were negatively impacted by losses on security transactions and the write-down of a fund investment of $2.2 million. Adjusted for these losses, non-interest income was $10.3 million, up $0.7 million linked quarter, reflecting growth in debit and credit card income along with expansion in mortgage and trust and wealth management revenue. Non-interest income for the second half of 2026 is expected in the range of $18 to $22 million.

Non-Interest Expense

Total non-interest expense was $46.9 million as compared to $55.0 million for the prior quarter. Excluding merger expenses in both periods, non-interest expense was $46.8 million versus $49.2 million, a decrease of $2.5 million or 5.1%. The improvement reflects ongoing operational efficiency gains and the impact of the core system conversion completed in the first quarter. Non-interest expense for the second half of 2026 is expected in the range of $94 to $98 million.

Income Tax Expense

At June 30, 2026, the effective tax rate for the quarter was 21.6% as compared to 23.7% for the quarter ended March 31, 2026. The decrease in the effective tax rate was primarily attributable to the nonrecurrence of state tax expense recognized in the first quarter related to the remeasurement of deferred tax assets, partially offset by lower tax benefits associated with restricted stock units in the second quarter. The first-quarter remeasurement was driven by decreased state apportionment, which resulted in certain deferred tax assets being measured at a lower state tax rate. The year-to-date tax rate is 22.4% as compared to 18.6% at June 30, 2025.

Equity Bancshares, Inc.

PRESS RELEASE

Loans, Total Assets and Funding

Loans held for investment were $5.4 billion at period end, decreasing $22.6 million during the quarter. Total assets closed the quarter at $7.7 billion, remaining consistent with the prior quarter end.

Total deposit balances closed the quarter at $6.3 billion, remaining consistent with the previous quarter end. Brokered deposits closed the quarter at 8.0% of total deposits up from 5.7% at prior quarter end.

Asset Quality

Nonperforming assets were $66.3 million, or 0.86% of total assets, compared to $58.4 million or 0.76% at prior quarter end. The increase is primarily attributable to additions from the Frontier portfolio. Classified assets to regulatory capital remained stable at 11.9%. The Company continues to actively manage credit quality across all markets.

Capital

Book capital increased $9.6 million quarter over quarter to $827.3 million. Tangible book value per share closed at $33.45, up from $32.58 at prior quarter end. CET1 capital was 11.84%, total risk-based capital was 14.66%, and the leverage ratio was 9.97%. The Company has repurchased 711,369 shares year to date at a weighted average price of $44.84 per share. The dividend payout ratio year to date was 17.4%, within the Company's 10 to 20% target range.

Non-GAAP Financial Measures

In addition to evaluating the Company’s results of operations in accordance with accounting principles generally accepted in the United States of America (“GAAP”), management periodically supplements this evaluation with an analysis of certain non-GAAP financial measures that are intended to provide the reader with additional perspectives on operating results, financial condition and performance trends, while facilitating comparisons with the performance of other financial institutions. Non-GAAP financial measures are not a substitute for GAAP measures, rather, they should be read and used in conjunction with the Company’s GAAP financial information.

The efficiency ratio is a common comparable metric used by banks to understand the expense structure relative to total revenue. In other words, for every dollar of total revenue recognized, how much of that dollar is expended. To improve the comparability of the ratio to our peers, non-core items are excluded. To improve transparency and acknowledging that banks are not consistent in their definition of the efficiency ratio, we include our calculation of this non-GAAP measure.

Core income calculations are a non-GAAP measure that management believes is an effective alternative measure of how efficiently the company utilizes its asset base. Core income is calculated by adjusting GAAP income by non-core gains and losses and excluding non-core expenses, net of tax, as outlined in the table below. We calculate (a) core net income (loss) allocable to common stockholders plus merger expenses, tax effected non-core items, goodwill impairment and BOLI tax adjustment, less gain (loss) from securities transactions; (b) adjusted operating net income as net income (loss) allocable to common stockholders plus adjusted non-core items, tax effected non-core items and BOLI tax adjustments.

Core return on average assets before income tax provision and provision for loan losses is a measure that the Company uses to understand fundamental operating performance before these expenses. Used as a ratio relative to average assets, we believe it demonstrates “core” performance and can be viewed as an alternative measure of how efficiently the Company services its asset base. Used as a ratio relative to average equity, it can function as an alternative measure of the Company’s earnings performance in relationship to its equity.

Core return on average equity is a non-GAAP measure generally used by financial analysts and investment bankers to evaluate financial institutions. We calculate by taking core net income allocable to common stockholders divided by a simple average of net income and core net income plus average stockholders' equity. For return on average equity, the most directly comparable financial measure calculated in accordance with GAAP is return on average equity.

Equity Bancshares, Inc.

PRESS RELEASE

Core earnings per share is a non-GAAP financial measure we calculate by taking GAAP net income less non-core impacts to net income to arrive at core net income and core diluted earnings per share. This financial measure is used by financial statement users to evaluate the core financial performance of the Company.

Tangible common equity and related measures are non-GAAP financial measures that exclude the impact of intangible assets, net of deferred taxes, and their related amortization. These financial measures are useful for evaluating the performance of a business consistently, whether acquired or developed internally. Return on average tangible common equity is used by management and readers of our financial statements to understand how efficiently the Company is deploying its common equity. Companies that are able to demonstrate more efficient use of common equity are more likely to be viewed favorably by current and prospective investors.

The Company believes that disclosing these non-GAAP financial measures is both useful internally and is expected by our investors and analysts in order to understand the overall performance of the Company. Other companies may calculate and define their non-GAAP financial measures and supplemental data differently. A reconciliation of GAAP financial measures to non-GAAP measures and other performance ratios, as adjusted, are included in Table 6 in the following press release tables.

Conference Call and Webcast

Equity's Chairman and Chief Executive Officer, Brad Elliott, Chief Executive Officer of Equity Bank, Rick Sems, and Chief Financial Officer, Chris Navratil, will hold a conference call and webcast on July 15, 2026 at 9:00 a.m. Central Time to discuss the Company's financial results.

Those wishing to participate in the conference call should call the applicable number below and reference the Access Code below.

United States (Local): +1 626 884 3620
United States (Toll-Free): +1 833 461 5787

Global Dial-In Numbers

Access Code: 797391070

To eliminate wait times, conference call participants may pre-register using this registration link. After registering, a confirmation with access details will be sent via email.

A replay of the call and webcast will be available two hours following the close of the call until July 31, 2026, accessible at investor.equitybank.com. Webcast URL: https://events.q4inc.com/attendee/797391070

About Equity Bancshares, Inc.

Equity Bancshares, Inc. is a Wichita-based bank holding company. Equity Bank serves customers in Kansas, Missouri, Oklahoma, Arkansas, Nebraska, and Iowa, with total assets of $7.7 billion as of June 30, 2026. More information is available at equitybank.com.

Special Note Concerning Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements reflect the current views of Equity’s management with respect to, among other things, future events and Equity’s financial performance. These statements are often, but not always, made through the use of words or phrases such as “may,” “should,” “could,” “predict,” “potential,” “believe,” “will likely result,” “expect,” “continue,” “will,” “anticipate,” “seek,” “estimate,”

Equity Bancshares, Inc.

PRESS RELEASE

“intend,” “plan,” “project,” “positioned,” “forecast,” “goal,” “target,” “would” and “outlook,” or the negative variations of those words or other comparable words of a future or forward-looking nature. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about Equity’s industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond Equity’s control. Accordingly, Equity cautions you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions and uncertainties that are difficult to predict. Although Equity believes that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements. Factors that could cause actual results to differ materially from Equity’s expectations include competition from other financial institutions and bank holding companies; the effects of and changes in trade, monetary and fiscal policies and laws, including interest rate policies of the Federal Reserve Board; changes in the demand for loans; fluctuations in value of collateral and loan reserves; inflation, interest rate, market and monetary fluctuations; changes in consumer spending, borrowing and savings habits; the possibility that the expected benefits related to the proposed transaction with Frontier Bank (“Frontier”) may not materialize as expected; and the ability to successfully implement integration strategies or to achieve expected synergies and operating efficiencies within the expected time-frames or at all; and similar variables. The foregoing list of factors is not exhaustive.

For discussion of these and other risks that may cause actual results to differ from expectations, please refer to “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” in Equity’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 6, 2026, as amended, and any updates to those risk factors set forth in Equity’s subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K. If one or more events related to these or other risks or uncertainties materialize, or if Equity’s underlying assumptions prove to be incorrect, actual results may differ materially from what Equity anticipates. Accordingly, you should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made, and Equity does not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law. New risks and uncertainties arise from time to time and it is not possible for us to predict those events or how they may affect us. In addition, Equity cannot assess the impact of each factor on Equity’s business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. All forward-looking statements, expressed or implied, included in this press release are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that Equity or persons acting on Equity’s behalf may issue.

Investor Contact:

Chris M. Navratil

EVP, Chief Financial Officer

Equity Bancshares, Inc.

(316) 612-6014

cnavratil@equitybank.com

Media Contact:

Russell Colburn

Public Relations and Communication Manager

Equity Bancshares, Inc.

(913) 583-8011

rcolburn@equitybank.com

Equity Bancshares, Inc.

PRESS RELEASE

Unaudited Financial Tables

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Table 1. Consolidated Statements of Income
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Table 2. Quarterly Consolidated Statements of Income
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Table 3. Consolidated Balance Sheets
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Table 4. Selected Financial Highlights
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Table 5. Year-To-Date Net Interest Income Analysis
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Table 6. Quarter-To-Date Net Interest Income Analysis
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Table 7. Quarter-Over-Quarter Net Interest Income Analysis
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Table 8. Non-GAAP Financial Measures

Equity Bancshares, Inc.

PRESS RELEASE

TABLE 1. CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
(Dollars in thousands, except per share data)
	Three Months Ended June 30,		Six Months ended June 30,
	2026	2025	2026	2025
Interest and dividend income
Loans, including fees	$90,577	$62,868	$182,039	$125,865
Securities, taxable	14,878	8,821	28,537	17,935
Securities, nontaxable	207	358	429	735
Federal funds sold and other	2,162	2,140	4,843	4,336
Total interest and dividend income	107,824	74,187	215,848	148,871
Interest expense
Deposits	30,143	20,090	60,621	39,467
Federal funds purchased and retail repurchase agreements	208	219	400	467
Federal Home Loan Bank advances	1,786	2,224	3,672	5,140
Federal Reserve Bank borrowings	—	—	—	—
Bank stock loan	—	—	4	—
Subordinated debt	1,815	1,852	3,615	3,703
Total interest expense	33,952	24,385	68,312	48,777

Net interest income	73,872	49,802	147,536	100,094
Provision (reversal) for credit losses	1,304	19	7,259	2,741
Net interest income after provision (reversal) for credit losses	72,568	49,783	140,277	97,353
Non-interest income
Service charges and fees	2,414	2,177	4,907	4,241
Debit card income	3,391	3,052	6,508	5,556
Mortgage banking	589	212	937	318
Increase in value of bank-owned life insurance	1,623	1,321	3,021	4,914
Net gain on acquisition and branch sales	—	—	—	—
Net gains (losses) from securities transactions	(1,213)	12	(1,321)	24
Other	1,254	1,815	3,493	3,866
Total non-interest income	8,058	8,589	17,545	18,919
Non-interest expense
Salaries and employee benefits	24,594	19,735	50,849	39,689
Net occupancy and equipment	4,624	3,482	9,413	7,157
Data processing	5,190	5,055	10,578	10,141
Professional fees	1,400	1,361	3,168	2,888
Advertising and business development	1,547	1,208	3,213	2,552
Telecommunications	604	588	1,294	1,175
FDIC insurance	1,165	464	1,930	1,094
Courier and postage	518	834	1,163	1,633
Free nationwide ATM cost	595	547	1,161	1,060
Amortization of core deposit intangibles	2,240	1,016	4,168	2,061
Loan expense	546	281	1,044	410
Other real estate owned and repossessed assets, net	35	103	126	204
Loss on debt extinguishment	—	1,361	—	1,361
Merger expenses	133	355	5,858	421
Other	3,694	3,611	7,889	7,205
Total non-interest expense	46,885	40,001	101,854	79,051
Income (loss) before income tax	33,741	18,371	55,968	37,221
Provision for income taxes (benefit)	7,302	3,107	12,563	6,916
Net income (loss) and net income (loss) allocable to common stockholders	$26,439	$15,264	$43,405	$30,305

Equity Bancshares, Inc.

PRESS RELEASE

Basic earnings (loss) per share	$1.28	$0.87	$2.08	$1.73
Diluted earnings (loss) per share	$1.27	$0.86	$2.06	$1.72
Weighted average common shares	20,624,793	17,524,296	20,829,784	17,503,735
Weighted average diluted common shares	20,825,444	17,651,298	21,037,028	17,654,211

Equity Bancshares, Inc.

PRESS RELEASE

TABLE 2. QUARTERLY CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
(Dollars in thousands, except per share data)
	As of and for the Three Months Ended
	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025
Interest and dividend income
Loans, including fees	$90,577	$91,462	$74,362	$76,911	$62,868
Securities, taxable	14,878	13,659	11,450	9,416	8,821
Securities, nontaxable	207	222	179	307	358
Federal funds sold and other	2,162	2,681	4,875	4,464	2,140
Total interest and dividend income	107,824	108,024	90,866	91,098	74,187
Interest expense
Deposits	30,143	30,478	23,998	24,990	20,090
Federal funds purchased and retail repurchase agreements	208	192	206	263	219
Federal Home Loan Bank advances	1,786	1,886	1,327	1,741	2,224
Bank stock loan	—	4	—	—	—
Subordinated debt	1,815	1,800	1,833	1,619	1,852
Total interest expense	33,952	34,360	27,364	28,613	24,385

Net interest income	73,872	73,664	63,502	62,485	49,802
Provision (reversal) for credit losses	1,304	5,955	(16)	6,228	19
Net interest income after provision (reversal) for credit losses	72,568	67,709	63,518	56,257	49,783
Non-interest income
Service charges and fees	2,414	2,493	2,558	2,522	2,177
Debit card income	3,391	3,117	2,905	2,953	3,052
Mortgage banking	589	348	187	62	212
Increase in value of bank-owned life insurance	1,623	1,398	1,410	1,393	1,321
Net gains (losses) from securities transactions	(1,213)	(108)	154	(53,352)	12
Other	1,254	2,239	2,318	1,943	1,815
Total non-interest income	8,058	9,487	9,532	(44,479)	8,589
Non-interest expense
Salaries and employee benefits	24,594	26,255	22,324	22,773	19,735
Net occupancy and equipment	4,624	4,789	4,327	4,317	3,482
Data processing	5,190	5,388	5,251	4,887	5,055
Professional fees	1,400	1,768	1,909	1,670	1,361
Advertising and business development	1,547	1,666	1,371	1,305	1,208
Telecommunications	604	690	657	630	588
FDIC insurance	1,165	765	832	653	464
Courier and postage	518	645	858	744	834
Free nationwide ATM cost	595	566	562	582	547
Amortization of core deposit intangibles	2,240	1,928	1,260	1,182	1,016
Loan expense	546	498	150	330	281
Other real estate owned and repossessed assets, net	35	91	28	797	103
Loss on debt extinguishment	—	—	—	—	1,361
Merger expenses	133	5,725	1,481	6,163	355
Other	3,694	4,195	5,577	3,049	3,611
Total non-interest expense	46,885	54,969	46,587	49,082	40,001
Income (loss) before income tax	33,741	22,227	26,463	(37,304)	18,371
Provision for income taxes (benefit)	7,302	5,261	4,379	(7,641)	3,107
Net income (loss) and net income (loss) allocable to common stockholders	$26,439	$16,966	$22,084	$(29,663)	$15,264
Basic earnings (loss) per share	$1.28	$0.81	$1.16	$(1.55)	$0.87

Equity Bancshares, Inc.

PRESS RELEASE

Diluted earnings (loss) per share	$1.27	$0.80	$1.15	$(1.55)	$0.86
Weighted average common shares	20,624,793	21,037,054	19,021,327	19,129,726	17,524,296
Weighted average diluted common shares	20,825,444	21,263,164	19,235,412	19,129,726	17,651,298

Equity Bancshares, Inc.

PRESS RELEASE

TABLE 3. CONSOLIDATED BALANCE SHEETS (Unaudited)

(Dollars in thousands)

	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025
ASSETS
Cash and due from banks	$546,129	$563,766	$607,562	$699,165	$365,957
Federal funds sold	402	399	255	245	247
Cash and cash equivalents	546,531	564,165	607,817	699,410	366,204
Interest-bearing time deposits in other banks	579	932	575	574	—
Available-for-sale securities	1,229,692	1,125,162	1,030,568	903,858	973,402
Held-to-maturity securities	5,168	5,254	5,248	5,243	5,236
Loans held for sale	2,723	7,631	1,392	617	217
Loans, net of allowance for credit losses(1)	5,341,305	5,364,030	4,145,424	4,215,118	3,555,458
Other real estate owned, net	3,793	5,026	5,388	3,147	4,621
Premises and equipment, net	141,098	140,648	136,720	132,857	117,533
Bank-owned life insurance	150,514	149,699	148,301	146,891	133,638
Federal Reserve Bank and Federal Home Loan Bank stock	42,719	38,806	34,053	33,713	34,835
Interest receivable	37,730	39,966	33,322	34,751	26,243
Goodwill	105,356	104,958	82,101	77,573	53,101
Core deposit intangibles, net	28,296	30,536	21,634	22,895	12,908
Other	90,117	90,557	120,629	88,984	90,441
Total assets	$7,725,621	$7,667,370	$6,373,172	$6,365,631	$5,373,837
LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits
Demand	$1,174,903	$1,274,533	$1,148,409	$1,147,201	$912,898
Total non-interest-bearing deposits	1,174,903	1,274,533	1,148,409	1,147,201	912,898
Demand, savings and money market	3,445,538	3,504,698	3,004,987	2,882,625	2,494,285
Time	1,683,376	1,521,679	984,868	1,064,943	827,735
Total interest-bearing deposits	5,128,914	5,026,377	3,989,855	3,947,568	3,322,020
Total deposits	6,303,817	6,300,910	5,138,264	5,094,769	4,234,918
Federal funds purchased and retail repurchase agreements	42,826	39,009	39,864	42,220	36,420
Federal Home Loan Bank advances and Federal Reserve Bank borrowings	385,408	347,660	300,000	341,378	383,676
Subordinated debt	98,377	98,263	98,145	98,174	24,125
Contractual obligations	8,520	9,678	10,208	16,664	17,289
Interest payable and other liabilities	59,415	54,240	54,637	60,534	41,773
Total liabilities	6,898,363	6,849,760	5,641,118	5,653,739	4,738,201
Commitments and contingent liabilities
Stockholders’ equity
Common stock	273	273	249	249	231
Additional paid-in capital	767,608	766,016	664,906	658,481	587,547
Retained earnings	241,225	218,534	205,328	186,718	219,876
Accumulated other comprehensive income (loss), net of tax	(3,820)	930	7,032	4,720	(40,269)
Treasury stock	(178,028)	(168,143)	(145,461)	(138,276)	(131,749)
Total stockholders’ equity	827,258	817,610	732,054	711,892	635,636
Total liabilities and stockholders’ equity	$7,725,621	$7,667,370	$6,373,172	$6,365,631	$5,373,837

(1) Allowance for credit losses	$64,413	$64,245	$52,756	$53,469	$45,270

Equity Bancshares, Inc.

PRESS RELEASE

TABLE 4. SELECTED FINANCIAL HIGHLIGHTS (Unaudited)
(Dollars in thousands, except per share data)
	As of and for the Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2026	2026	2025	2025	2025
Loans Held For Investment by Type
Commercial real estate	$2,968,281	$2,958,263	$2,226,348	$2,216,180	$1,854,294
Commercial and industrial	955,380	967,049	816,885	907,439	753,339
Residential real estate	710,948	720,441	582,145	590,598	565,755
Agricultural real estate	419,830	431,308	278,927	272,087	226,125
Agricultural	247,327	249,053	188,475	174,517	94,981
Consumer	103,952	102,161	105,400	107,766	106,234
Total loans held-for-investment	5,405,718	5,428,275	4,198,180	4,268,587	3,600,728
Allowance for credit losses	(64,413)	(64,245)	(52,756)	(53,469)	(45,270)
Net loans held for investment	$5,341,305	$5,364,030	$4,145,424	$4,215,118	$3,555,458

Asset Quality Ratios
Allowance for credit losses on loans to total loans	1.19%	1.18%	1.26%	1.25%	1.26%
Allowance for credit losses and discounts on loans to total loans	1.73%	1.77%	1.67%	1.71%	1.44%
Past due or nonaccrual loans to total loans	1.56%	1.86%	1.53%	1.55%	1.65%
Nonperforming assets to total assets	0.86%	0.76%	0.73%	0.83%	0.85%
Nonperforming assets to total loans plus other real estate owned	1.23%	1.07%	1.11%	1.23%	1.27%
Classified assets to bank total regulatory capital	11.90%	12.00%	12.06%	12.37%	11.39%

Selected Average Balance Sheet Data (QTD Average)
Investment securities	$1,158,422	$1,126,252	$937,277	$915,928	$961,869
Total gross loans receivable	5,389,418	5,454,281	4,209,562	4,247,338	3,630,981
Interest-earning assets	6,795,426	6,896,216	5,642,066	5,574,815	4,791,664
Total assets	7,330,174	7,451,709	6,141,284	6,084,961	5,206,950
Interest-bearing deposits	4,916,741	4,921,946	3,918,343	3,838,731	3,264,599
Borrowings	333,556	348,714	276,531	300,402	350,747
Total interest-bearing liabilities	5,250,297	5,270,660	4,194,874	4,139,133	3,615,346
Total deposits	6,110,974	6,193,296	5,073,696	5,004,830	4,183,473
Total liabilities	6,505,540	6,609,629	5,415,628	5,369,642	4,579,847
Total stockholders' equity	824,633	841,838	725,651	715,319	627,103
Tangible common equity*	684,552	700,096	616,872	620,273	554,697

Performance ratios
Return on average assets (ROAA) annualized	1.45%	0.92%	1.43%	(1.93)%	1.18%
Return on average equity (ROAE) annualized	12.86%	8.17%	12.07%	(16.45)%	9.76%
Return on average tangible common equity (ROATCE) annualized*	16.59%	10.77%	14.91%	(18.31)%	11.69%
Yield on loans annualized	6.74%	6.80%	7.01%	7.18%	6.94%
Cost of interest-bearing deposits annualized	2.46%	2.51%	2.43%	2.58%	2.47%
Cost of total deposits annualized	1.98%	2.00%	1.88%	1.98%	1.93%
Net interest margin annualized	4.36%	4.33%	4.47%	4.45%	4.17%
Efficiency ratio*	53.38%	56.68%	59.98%	58.31%	63.62%
Non-interest income / average assets	0.44%	0.52%	0.62%	(2.90)%	0.66%
Non-interest expense / average assets	2.57%	2.99%	3.01%	3.20%	3.08%
Dividend payout ratio	14.18%	22.31%	15.73%	(11.78)%	17.49%
Performance ratios - Core
Core earnings per diluted share*	$1.41	$1.32	$1.26	$1.21	$0.99
Core return on average assets*	1.61%	1.52%	1.57%	1.51%	1.35%
Core return on average equity*	14.26%	13.41%	13.23%	12.47%	11.18%

Equity Bancshares, Inc.

PRESS RELEASE

Core return on average tangible common equity*	17.17%	16.10%	15.56%	14.30%	12.64%
Core non-interest expense / average assets*	2.43%	2.57%	2.82%	2.71%	2.86%
Capital Ratios
Tier 1 Leverage Ratio	9.97%	9.59%	10.64%	10.41%	12.07%
Common Equity Tier 1 Capital Ratio	11.84%	11.54%	13.08%	12.84%	15.07%
Tier 1 Risk Based Capital Ratio	12.26%	11.96%	13.59%	13.35%	15.67%
Total Risk Based Capital Ratio	14.66%	14.36%	16.31%	16.09%	16.84%
Total stockholders' equity to total assets	10.71%	10.66%	11.49%	11.18%	11.83%
Tangible common equity to tangible assets*	9.07%	8.99%	9.94%	9.68%	10.63%
Book value per common share	$40.22	$39.37	$38.64	$37.25	$36.27
Tangible book value per common share*	$33.45	$32.58	$32.86	$31.69	$32.17
Tangible book value per diluted common share*	$33.06	$32.30	$32.43	$31.41	$31.89

* The value noted is considered a Non-GAAP financial measure. For a reconciliation of Non-GAAP financial measures, see Table 8. Non-GAAP Financial Measures.

Equity Bancshares, Inc.

PRESS RELEASE

TABLE 5. YEAR-TO-DATE NET INTEREST INCOME ANALYSIS (Unaudited)

(Dollars in thousands)

	For the Six Months Ended			For the Six Months Ended
	June 30, 2026			June 30, 2025
	Average Outstanding Balance	Interest Income/ Expense	Average Yield/Rate(3)(4)	Average Outstanding Balance	Interest Income/ Expense	Average Yield/Rate(3)(4)
Interest-earning assets
Loans (1)
Commercial and industrial	$987,695	$34,457	7.04%	$716,978	$28,244	7.94%
Commercial real estate	2,321,071	75,232	6.54%	1,417,625	49,635	7.06%
Real estate construction	729,453	25,771	7.12%	459,915	17,919	7.86%
Residential real estate	727,132	18,677	5.18%	566,198	13,588	4.84%
Agricultural real estate	445,654	15,361	6.95%	261,006	9,988	7.72%
Agricultural	263,132	9,143	7.01%	89,244	3,398	7.68%
Consumer	112,130	3,399	6.11%	92,293	3,093	6.76%
Total loans	5,586,267	182,040	6.57%	3,603,259	125,865	7.04%
Securities
Taxable securities	1,119,658	28,537	5.14%	922,597	17,935	3.92%
Nontaxable securities	22,768	429	3.80%	55,167	735	2.69%
Total securities	1,142,426	28,966	5.11%	977,764	18,670	3.85%
Federal funds sold and other	286,305	4,842	3.41%	200,849	4,336	4.35%
Total interest-earning assets	$7,014,998	$215,848	6.20%	$4,781,872	148,871	6.28%
Interest-bearing liabilities
Demand, savings and money market deposits	$3,483,424	$35,439	2.05%	$2,500,379	26,759	2.16%
Time deposits	1,563,547	25,182	3.25%	742,606	12,708	3.45%
Total interest-bearing deposits	5,046,971	60,621	2.42%	3,242,985	39,467	2.45%
FHLB advances	195,851	3,672	3.78%	242,127	5,140	4.28%
Other borrowings	146,126	4,020	5.55%	142,130	4,170	5.92%
Total interest-bearing liabilities	$5,388,948	$68,313	2.56%	$3,627,242	48,777	2.71%

Net interest income		$147,535			$100,094
Interest rate spread			3.64%			3.57%

Net interest margin (2)			4.24%			4.22%

(1) Average loan balances include nonaccrual loans.
(2) Net interest margin is calculated by dividing annualized net interest income by average interest-earning assets for the period.
(3) Tax exempt income is not included in the above table on a tax-equivalent basis.

(4) Actual unrounded values are used to calculate the reported yield or rate disclosed. Accordingly, recalculations using the amounts in thousands as disclosed in this report may not produce the same amounts.

Equity Bancshares, Inc.

PRESS RELEASE

TABLE 6. QUARTER-TO-DATE NET INTEREST INCOME ANALYSIS (Unaudited)

(Dollars in thousands)

	For the Three Months Ended			For the Three Months Ended
	June 30, 2026			June 30, 2025
	Average Outstanding Balance	Interest Income/ Expense	Average Yield/Rate(3)(4)	Average Outstanding Balance	Interest Income/ Expense	Average Yield/Rate(3)(4)
Interest-earning assets
Loans (1)
Commercial and industrial	930,538	$16,759	7.22%	$743,538	$13,922	7.51%
Commercial real estate	2,202,740	37,254	6.78%	1,411,211	25,042	7.12%
Real estate construction	785,932	13,840	7.06%	461,898	9,117	7.92%
Residential real estate	695,937	9,024	5.20%	566,719	6,873	4.86%
Agricultural real estate	434,041	7,647	7.07%	257,947	4,574	7.11%
Agricultural	236,758	4,363	7.39%	93,539	1,732	7.43%
Consumer	103,472	1,690	6.55%	96,129	1,608	6.71%
Total loans	5,389,418	90,577	6.74%	3,630,981	62,868	6.94%
Securities
Taxable securities	1,136,862	14,879	5.25%	908,331	8,821	3.89%
Nontaxable securities	21,560	207	3.85%	53,538	358	2.68%
Total securities	1,158,422	15,086	5.22%	961,869	9,179	3.83%
Federal funds sold and other	247,586	2,161	3.50%	198,814	2,140	4.32%
Total interest-earning assets	$6,795,426	107,824	6.36%	$4,791,664	74,187	6.21%
Interest-bearing liabilities
Demand, savings and money market deposits	$3,422,011	17,994	2.11%	$2,473,274	13,177	2.14%
Time deposits	1,494,730	12,148	3.26%	791,325	6,913	3.50%
Total interest-bearing deposits	4,916,741	30,142	2.46%	3,264,599	20,090	2.47%
FHLB advances	189,336	1,785	3.78%	210,224	2,224	4.24%
Other borrowings	144,220	2,023	5.63%	140,523	2,071	5.91%
Total interest-bearing liabilities	$5,250,297	33,950	2.59%	$3,615,346	24,385	2.71%

Net interest income		$73,874			$49,802
Interest rate spread			3.77%			3.50%

Net interest margin (2)			4.36%			4.17%

(1) Average loan balances include nonaccrual loans.
(2) Net interest margin is calculated by dividing annualized net interest income by average interest-earning assets for the period.
(3) Tax exempt income is not included in the above table on a tax-equivalent basis.

(4) Actual unrounded values are used to calculate the reported yield or rate disclosed. Accordingly, recalculations using the amounts in thousands as disclosed in this report may not produce the same amounts.

Equity Bancshares, Inc.

PRESS RELEASE

TABLE 7. QUARTER-OVER-QUARTER NET INTEREST INCOME ANALYSIS (Unaudited)

(Dollars in thousands)

	For the Three Months Ended			For the Three Months Ended
	June 30, 2026			March 31, 2026
	Average Outstanding Balance	Interest Income/ Expense	Average Yield/Rate(3)(4)	Average Outstanding Balance	Interest Income/ Expense	Average Yield/Rate(3)(4)
Interest-earning assets
Loans (1)
Commercial and industrial	930,538	$16,759	7.22%	989,469	$17,698	7.25%
Commercial real estate	2,202,740	37,254	6.78%	2,266,995	37,977	6.79%
Real estate construction	785,932	13,840	7.06%	672,347	11,931	7.20%
Residential real estate	695,937	9,024	5.20%	718,633	9,653	5.45%
Agricultural real estate	434,041	7,647	7.07%	424,055	7,714	7.38%
Agricultural	236,758	4,363	7.39%	264,213	4,780	7.34%
Consumer	103,472	1,690	6.55%	118,569	1,709	5.85%
Total loans	5,389,418	90,577	6.74%	5,454,281	91,462	6.80%
Securities
Taxable securities	1,136,862	14,879	5.25%	1,102,263	13,659	5.03%
Nontaxable securities	21,560	207	3.85%	23,989	222	3.76%
Total securities	1,158,422	15,086	5.22%	1,126,252	13,881	5.00%
Federal funds sold and other	247,586	2,161	3.50%	315,683	2,681	3.44%
Total interest-earning assets	$6,795,426	107,824	6.36%	$6,896,216	108,024	6.35%
Interest-bearing liabilities
Demand savings and money market deposits	$3,422,011	17,994	2.11%	$3,425,976	17,445	2.07%
Time deposits	1,494,730	12,148	3.26%	1,495,970	13,033	3.53%
Total interest-bearing deposits	4,916,741	30,142	2.46%	4,921,946	30,478	2.51%
FHLB advances	189,336	1,785	3.78%	202,439	1,886	3.78%
Other borrowings	144,220	2,023	5.63%	146,275	1,996	5.53%
Total interest-bearing liabilities	$5,250,297	33,950	2.59%	$5,270,660	34,360	2.64%

Net interest income		$73,874			$73,664
Interest rate spread			3.77%			3.71%

Net interest margin (2)			4.36%			4.33%

(1) Average loan balances include nonaccrual loans.
(2) Net interest margin is calculated by dividing annualized net interest income by average interest-earning assets for the period.
(3) Tax exempt income is not included in the above table on a tax-equivalent basis.

(4) Actual unrounded values are used to calculate the reported yield or rate disclosed. Accordingly, recalculations using the amounts in thousands as disclosed in this report may not produce the same amounts.

Equity Bancshares, Inc.

PRESS RELEASE

TABLE 8. NON-GAAP FINANCIAL MEASURES (Unaudited)
(Dollars in thousands, except per share data)
	As of and for the Three Months Ended
	June 30,	March 31	December 31,	September 30,	June 30,
	2026	2026	2025	2025	2025

Total stockholders' equity	$827,258	$817,610	$732,054	$711,892	$635,636
Goodwill	(105,356)	(104,958)	(82,101)	(77,573)	(53,101)
Core deposit intangibles, net	(28,296)	(30,536)	(21,634)	(22,895)	(12,908)
Naming rights, net	(5,553)	(5,629)	(5,703)	(5,778)	(5,852)
Tangible common equity	$688,053	$676,487	$622,616	$605,646	$563,775
Common shares outstanding at period end	20,567,009	20,767,023	18,944,987	19,111,084	17,527,191
Diluted common shares outstanding at period end	20,811,448	20,946,924	19,196,160	19,279,741	17,680,489
Book value per common share	$40.22	$39.37	$38.64	$37.25	$36.27
Tangible book value per common share	$33.45	$32.58	$32.86	$31.69	$32.17
Tangible book value per diluted common share	$33.06	$32.30	$32.43	$31.41	$31.89

Total assets	$7,725,621	$7,667,370	$6,373,172	$6,365,631	$5,373,837
Goodwill	(105,356)	(104,958)	(82,101)	(77,573)	(53,101)
Core deposit intangibles, net	(28,296)	(30,536)	(21,634)	(22,895)	(12,908)
Naming rights, net	(5,553)	(5,629)	(5,703)	(5,778)	(5,852)
Tangible assets	$7,586,416	$7,526,247	$6,263,734	$6,259,385	$5,301,976
Total stockholders' equity to total assets	10.71%	10.66%	11.49%	11.18%	11.83%
Tangible common equity to tangible assets	9.07%	8.99%	9.94%	9.68%	10.63%

Total average stockholders' equity	$824,633	$841,838	$725,651	$715,319	$627,103
Average intangible assets	(140,081)	(141,742)	(108,779)	(95,046)	(72,406)
Average tangible common equity	$684,552	$700,096	$616,872	$620,273	$554,697
Net income (loss) allocable to common stockholders	$26,439	$16,966	$22,084	$(29,663)	$15,264
Net gain on acquisition	—	—	—	—	—
Net (gain) loss on securities transactions	1,213	108	(154)	53,352	(12)
Merger expenses	133	5,725	1,481	6,163	355
Loss on debt extinguishment	—	—	—	—	1,361
Day 2 Merger provision	—	6,099	—	6,228	—
Amortization of intangible assets	2,369	2,056	1,390	1,312	1,145
Tax effect of adjustments	(780)	(2,937)	(571)	(14,082)	(598)
Core net income (loss) allocable to common stockholders	$29,374	$28,017	$24,230	$23,310	$17,515
Return on total average stockholders' equity (ROAE) annualized	12.86%	8.17%	12.07%	(16.45)%	9.76%
Average tangible common equity	$684,552	$700,096	$616,872	$620,273	$554,697
Average impact from core earnings adjustments	1,468	2,476	1,073	26,487	1,126
Core average tangible common equity	$686,020	$702,572	$617,945	$646,760	$555,823
Return on average tangible common equity (ROATCE) annualized	16.59%	10.77%	14.91%	(18.31)%	11.69%
Core return on average tangible common equity (CROATCE) annualized	17.17%	16.10%	15.56%	14.30%	12.64%

Equity Bancshares, Inc.

PRESS RELEASE

	As of and for the Three Months Ended
	June 30,	March 31	December 31,	September 30,	June 30,
	2026	2026	2025	2025	2025

Non-interest expense	$46,885	$54,969	$46,587	$49,082	$40,001
Merger expense	(133)	(5,725)	(1,481)	(6,163)	(355)
Amortization of intangible assets	(2,369)	(2,056)	(1,390)	(1,312)	(1,145)
Loss on debt extinguishment	—	—	—	—	(1,361)
Adjusted non-interest expense	$44,383	$47,188	$43,716	$41,607	$37,140
Net interest income	$73,872	$73,664	$63,502	$62,485	$49,802
Non-interest income	8,058	9,487	9,532	(44,479)	8,589
Net gains (losses) from securities transactions	1,213	108	(154)	53,352	(12)
Adjusted non-interest income	$9,271	$9,595	$9,378	$8,873	$8,577
Net interest income plus adjusted non-interest income	$83,143	$83,259	$72,880	$71,358	$58,379
Non-interest expense to net interest income plus non-interest income	57.23%	66.11%	63.79%	272.59%	68.51%
Efficiency ratio	53.38%	56.68%	59.98%	58.31%	63.62%
Total average assets	7,330,174	7,451,709	6,141,284	$6,085,064	5,206,950
Core non-interest expense to average assets	2.43%	2.57%	2.82%	2.71%	2.86%

Net income (loss) allocable to common stockholders	$26,439	$16,966	$22,084	$(29,663)	$15,264
Amortization of intangible assets	2,369	2,056	1,390	1,312	1,145
Tax effect of adjustments	(497)	(432)	(292)	(276)	(240)
Adjusted net income (loss) allocable to common stockholders	28,311	18,590	23,182	(28,627)	16,169
Net (gain) loss on securities transactions	1,213	108	(154)	53,352	(12)
Merger expenses	133	5,725	1,481	6,163	355
Loss on debt extinguishment	—	—	—	—	1,361
Day 2 Merger provision	—	6,099	—	6,228	—
Tax effect of adjustments	(283)	(2,505)	(279)	(13,806)	(358)
Core net income (loss) allocable to common stockholders	$29,374	$28,017	$24,230	$23,310	$17,515
Total average assets	$7,330,174	$7,451,709	$6,141,284	$6,085,064	$5,206,950
Total average stockholders' equity	$824,633	$841,838	$725,651	$715,319	$627,103
Weighted average diluted common shares	20,825,444	21,263,164	19,235,412	19,129,726	17,651,298
Diluted earnings (loss) per share	$1.27	$0.80	$1.15	$(1.55)	$0.86
Core earnings per diluted share	$1.41	$1.32	$1.26	$1.21	$0.99
Return on average assets (ROAA) annualized	1.45%	0.92%	1.43%	(1.93)%	1.18%
Core return on average assets	1.61%	1.52%	1.57%	1.51%	1.35%
Return on average equity	12.86%	8.17%	12.07%	(16.45)%	9.76%
Core return on average equity	14.26%	13.41%	13.23%	12.47%	11.18%